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                                                                 EXHIBIT 21.1


                SUBSIDIARIES OF OUTSOURCING SERVICES GROUP, INC.

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NAME                                 JURISDICTION OF ORGANIZATION
----                                 ----------------------------
Aerosol Services Company, Inc.       California
Kolmar Laboratories, Inc.            Delaware
Piedmont Laboratories, Inc.          Georgia
Acupac Packaging, Inc.               New Jersey
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